UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2006

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 19, 2006, H.B. Fuller Company (the “Company”) entered into a new $75 million Loan Agreement with a consortium of financial institutions, JP Morgan Chase Bank, National Association as Administrative Agent, Citibank, N.A., as Syndication Agent, and ABN AMRO Bank N.V. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., Chicago Branch as Co-Documentation Agents (the “Loan Agreement”). The Loan Agreement creates a senior unsecured term loan credit facility that the Company intends to use for general corporate purposes and to repay outstanding credit facilities. The Loan Agreement allows the Company to borrow at interest rates that vary based on, at the Company’s option, (1) a spread over LIBOR or (2) a base rate that is the higher of the prime rate or one-half of one percent above the federal funds rate. The interest rate spread over LIBOR is determined by the Company’s debt rating. Amounts due under the term loan will be paid in quarterly installments beginning in September 2010 and will mature on June 19, 2013.

The Loan Agreement contains covenants that are customary for similar credit arrangements, including covenants relating to financial reporting and notification, payment of indebtedness, taxes and other obligations, and compliance with applicable laws. There are also financial covenants that require the Company to maintain an interest coverage ratio (defined as the ratio of Consolidated EBITDA to Consolidated Interest Expense for the period of the four most recent consecutive fiscal quarters) of at least 2.5 to 1.0 and a leverage ratio (defined as the ratio of Consolidated Total Indebtedness to Consolidated EBITDA for the period of the four most recent consecutive fiscal quarters) of no greater than 3.5 to 1.0. The Loan Agreement also imposes certain customary limitations and requirements on the Company with respect to the incurrence of indebtedness and liens, investments, mergers, acquisitions and dispositions of assets.

Amounts due under the Loan Agreement may be accelerated upon an Event of Default as defined in the Loan Agreement, such as breach of a representation, covenant or agreement of the Company or the occurrence of bankruptcy, if not otherwise waived or cured.

The foregoing description of the Loan Agreement is not complete and is qualified in its entirety by reference to the Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference. Also, the Company’s press release dated June 19, 2006, is furnished as Exhibit 99.1 and incorporated by reference in this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Loan Agreement, dated June 19, 2006, among H.B. Fuller Company and JP Morgan Chase Bank, National Association as Administrative Agent, Citibank, N.A. as Syndication Agent, and ABN AMRO Bank N.V. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., Chicago Branch as Co-Documentation Agents.

99.1	Press Release, dated June 19, 2006, issued by H.B. Fuller Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 23, 2006

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Loan Agreement, dated June 19, 2006, among H.B. Fuller Company and JP Morgan Chase Bank, National Association as Administrative Agent, Citibank, N.A. as Syndication Agent, and ABN AMRO Bank N.V. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., Chicago Branch as Co-Documentation Agents.

99.1	Press Release, dated June 19, 2006, issued by H.B. Fuller Company.